For Immediate Release	Contact:
Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Investor Inquiries: Kate Pearlman (215) 409-7287 Pearlman-Kate@aramark.com

Aramark Reports Fourth Quarter and Full Year 2017 Earnings

FISCAL 2017 KEY HIGHLIGHTS

Sales +1%; Organic Sales +2%
Operating Income +8%; Adjusted Operating Income (AOI) +2%1
EPS +28% to $1.49; Adjusted EPS +14%1 to $1.94
Operating Income Margin up 35 bps to 5.5%; AOI Margin up 5 bps to 6.6%1
Record Full-Year Free Cash Flow
Achievement of 3.5x Leverage Ratio

Board Increases Quarterly Dividend

Philadelphia, PA, November 14, 2017 - Aramark (NYSE: ARMK) today reported fourth quarter and full-year fiscal 2017 results.

“Our solid operating performance in the fourth quarter led to another very successful year of double digit adjusted EPS growth in 2017,” said Eric J. Foss, Chairman, President and CEO. “We continue to execute well against our strategy centered on driving quality and innovation to constantly elevate the customer experience.”

"The combination of robust cash flows and disciplined financial management has significantly strengthened Aramark’s balance sheet, paving the way for us to make the strategically sound and financially compelling acquisitions of Avendra and AmeriPride that we announced last month," Foss continued. "We’re entering 2018 with solid momentum as we continue to focus on growth and shareholder value creation, consistent with our long-term framework.”

1 Constant Currency

FOURTH QUARTER RESULTS*

	Sales
	Q4 '17	Q4 '16	Change	Organic Change
FSS North America	$2,518M	$2,492M	1%	1%
FSS International	743	661	12%	10%
Uniform & Career Apparel	394	391	1%	1%
Total Company	$3,654M	$3,544M	3%	2%

	Operating Income			AOI
	Q4 '17	Q4 '16	Change	Q4 '17	Q4 '16	Change
FSS North America	$165M	$140M	17%	$184M	$172M	7%
FSS International	48	36	34%	48	44	9%
Uniform & Career Apparel	38	49	(22)%	38	55	(30)%
Corporate	(33)	(34)	4%	(15)	(16)	8%
Total Company	$218M	$191M	14%	$255M	$255M	—%
Effect of Currency Translation				—
Constant Currency AOI				$255M
* May not total due to rounding.

Consolidated revenues were $3.7 billion in the quarter, an organic increase of 2% over the prior-year period. Revenue growth was negatively impacted by an estimated $25 million from natural disasters in the quarter. The North America segment was positively impacted by growth across all sectors. The International segment continued to deliver strong, broad-based organic growth, while Uniform sales were up modestly as expected.

Income was negatively impacted by an estimated $17 million from natural disasters in the quarter, with a disproportionate impact in the Uniforms segment related to an asset impairment in Puerto Rico. In North America and International base accounts, the Company drove strong productivity improvements, while continuing to reinvest in technology and capabilities. Uniform income was also impacted by installation costs related to the onboarding of new business.

FOURTH QUARTER SUMMARY
On a GAAP basis, sales were $3.7 billion, operating income was $218 million, net income attributable to Aramark stockholders was $113 million and diluted earnings per share were $0.45. This compares to the fourth quarter of 2016 where, on a GAAP basis, sales were $3.5 billion, operating income was $191 million, net income attributable to Aramark stockholders was $83 million and diluted earnings per share were $0.33. Fourth quarter GAAP diluted earnings per share increased 36% year-over-year. Tax expense benefited from the results of tax planning efforts and the adoption of new accounting standards related to share-based compensation.

Adjusted net income was $137 million or $0.54 per share, versus adjusted net income of $123 million or $0.49 per share in the fourth quarter of 2016. A weaker U.S. dollar increased sales by approximately $24 million, but had no material impact on operating income or earnings per share.

FISCAL 2017 SUMMARY
On a GAAP basis, sales were $14.6 billion, operating income was $808 million, net income attributable to Aramark stockholders was $374 million and diluted earnings per share were $1.49. This compares to fiscal 2016 where, on a GAAP basis, sales were $14.4 billion, operating income was $746 million, net income attributable to Aramark stockholders was $288 million and diluted earnings per share were $1.16. Full-year 2017 GAAP diluted earnings per share increased 28% year-over-year.

Adjusted net income was $489 million or $1.94 per share, versus adjusted net income of $425 million or $1.71 per share in fiscal 2016. A stronger U.S. dollar decreased sales by approximately $72 million, but had no material impact on operating income or earnings per share.

FREE CASH FLOW, CAPITAL STRUCTURE & LIQUIDITY
The Company generated record Free Cash Flow of $520 million in the year, a 36% improvement over prior year. Total trailing 12-month net debt to covenant adjusted EBITDA was 3.5x, a 30 basis point reduction versus the prior year measurement. Financial flexibility remains strong, and at quarter-end the Company had approximately $1.2 billion in cash and availability on its revolving credit facility.

DIVIDEND INCREASE & DECLARATION
In recognition of the Company's improving growth and profitability, the Company's Board of Directors is increasing the regular quarterly dividend to 10.5 cents per share of common stock. The first quarter fiscal 2018 dividend, at the increased rate, will be payable on December 7, 2017, to stockholders of record at the close of business November 27, 2017.

2018 OUTLOOK
The Company provides its expectations for full-year adjusted EPS and full-year free cash flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation.

2018 adjusted EPS is expected to be within a range of $2.10 to $2.20 per share, the mid-point of which would represent the fifth consecutive year of double-digit adjusted EPS growth. The Company is also expecting full-year free cash flow of greater than $400 million. This outlook does not reflect the expected impact of the pending acquisitions of Avendra, LLC and AmeriPride Services, which, as previously disclosed, are expected to be dilutive to adjusted EPS in 2018, and accretive to free cash flow.

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 10 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves Fortune 500 companies, world champion sports teams, state-of-the-art healthcare providers, the world’s leading educational institutions, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world.  Our 270,000 team members deliver experiences that enrich and nourish millions of lives every day through innovative services in food, facilities management and uniforms. We operate our business with social responsibility, focusing on initiatives that support our diverse workforce, advance consumer health and wellness, protect our environment, and strengthen our communities.  Aramark is recognized as one of the World’s Most Admired Companies by FORTUNE, rated number one among Diversified Outsourcing Companies, as well as an employer of choice by the Human Rights Campaign and DiversityInc. Learn more at www.aramark.com or connect with us on Facebook and Twitter.
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Selected Operational and Financial Metrics
Adjusted Sales (Organic)

Adjusted Sales (Organic) represents sales growth, adjusted to eliminate the effects of material acquisitions and divestitures and the impact of currency translation.

Adjusted Operating Income

Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "2007 LBO"); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability.

Adjusted Operating Income (Constant Currency)

Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA

Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Adjusted Net Income

Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of material acquisitions and divestitures and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)

Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS

Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Free Cash Flow

Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Sales (Organic), Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income, net income, or earnings per share, determined in accordance with GAAP. Adjusted Sales (Organic), Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the Company's issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as organizational streamlining initiatives ($18.4 million net expense for fiscal 2017 and $15.9 million net expense for the fourth quarter of 2016 and $24.9 million net expense for fiscal 2016), other consulting costs related to transformation initiatives ($7.5 million for the fourth quarter 2017 and $9.9 million for fiscal 2017 and $4.8 million for the fourth quarter of 2016 and $16.2 million for fiscal 2016) and asset write-offs, mainly from the exit of certain operations in the FSS International segment ($0.6 million for the fourth quarter and fiscal 2016).
Effects of acquisitions and divestitures - adjustments to eliminate the impact that material acquisitions and divestitures had on the comparative periods.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income from prior years' loss experience that were favorable under our casualty insurance program ($6.5 million gain for fiscal 2017), expenses related to acquisition costs ($2.1 million for the fourth quarter and fiscal year 2017 and $2.4 million for the fourth quarter of 2016 and $3.9 million for fiscal 2016), expenses related to long-term disability payments (approximately $2.3 million for fiscal 2016), property and other asset write-downs associated with the sale of a building ($6.8 million for fiscal 2016), asset write-offs ($7.0 million for the fourth quarter and fiscal 2016), multiemployer pension plan withdrawal charges ($2.6 million for the fourth quarter and fiscal 2016), certain consulting costs ($2.4 million for the fourth quarter of fiscal 2017 and $3.7 million for fiscal 2017) and the impact of the change in fair value related to certain gasoline and diesel agreements ($3.5 million gain for the fourth quarter of 2017 and $0.4 million loss for fiscal 2017 and $8.3 million gain for fiscal 2016).
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts.
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements under the heading "2018 Outlook" and including with respect to, without limitation, the benefits, costs and timing of and ability to consummate the acquisitions of each of Avendra and AmeriPride and related financings, as well as statements regarding these companies’ services and products and relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are or remain confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results, our estimated benefits, costs and timing of and ability to consummate the acquisitions and related financings are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs, benefits or timing of the proposed acquisitions and related financings include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; the outcome and timing of regulatory reviews of both the Avendra and AmeriPride transactions; our ability to complete the transactions in the time expected or at all, our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the proposed transactions will be accretive and within the expected timeframes, our ability to complete the anticipated financing of these transactions on our expected terms, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of announcement of the transactions on each of Avendra’s and AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K filed with the SEC on November 23, 2016 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	September 29, 2017	September 30, 2016
Sales	$3,654,124	$3,543,824
Costs and Expenses:
Cost of services provided	3,231,082	3,152,291
Depreciation and amortization	129,954	125,593
Selling and general corporate expenses	75,186	75,177
	3,436,222	3,353,061
Operating income	217,902	190,763
Interest and Other Financing Costs, net	62,624	68,548
Income Before Income Taxes	155,278	122,215
Provision for Income Taxes	42,121	38,774
Net income	113,157	83,441
Less: Net income attributable to noncontrolling interest	19	97
Net income attributable to Aramark stockholders	$113,138	$83,344

Earnings per share attributable to Aramark stockholders:
Basic	$0.46	$0.34
Diluted	$0.45	$0.33
Weighted Average Shares Outstanding:
Basic	245,078	243,941
Diluted	252,016	250,135

	Fiscal Year Ended
	September 29, 2017	September 30, 2016
Sales	$14,604,412	$14,415,829
Costs and Expenses:
Cost of services provided	12,988,973	12,890,408
Depreciation and amortization	508,212	495,765
Selling and general corporate expenses	299,170	283,342
	13,796,355	13,669,515
Operating income	808,057	746,314
Interest and Other Financing Costs, net	287,415	315,383
Income Before Income Taxes	520,642	430,931
Provision for Income Taxes	146,455	142,699
Net income	374,187	288,232
Less: Net income attributable to noncontrolling interest	264	426
Net income attributable to Aramark stockholders	$373,923	$287,806

Earnings per share attributable to Aramark stockholders:
Basic	$1.53	$1.19
Diluted	$1.49	$1.16
Weighted Average Shares Outstanding:
Basic	244,453	242,286
Diluted	251,557	248,763

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 29, 2017	September 30, 2016
Assets

Current Assets:
Cash and cash equivalents	$238,797	$152,580
Receivables	1,615,993	1,476,349
Inventories	610,732	587,155
Prepayments and other current assets	187,617	276,487
Total current assets	2,653,139	2,492,571
Property and Equipment, net	1,042,031	1,023,083
Goodwill	4,715,511	4,628,881
Other Intangible Assets	1,120,824	1,111,883
Other Assets	1,474,724	1,325,654
	$11,006,229	$10,582,072

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$78,157	$46,522
Accounts payable	955,925	847,588
Accrued expenses and other current liabilities	1,334,013	1,290,635
Total current liabilities	2,368,095	2,184,745
Long-Term Borrowings	5,190,331	5,223,514
Other Liabilities	978,944	1,003,013
Redeemable Noncontrolling Interest	9,798	9,794
Total Stockholders' Equity	2,459,061	2,161,006
	$11,006,229	$10,582,072

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	September 29, 2017	September 30, 2016

Cash flows from operating activities:
Net income	$374,187	$288,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	508,212	495,765
Income taxes deferred	(37,856)	52,416
Share-based compensation expense	65,155	56,942
Changes in operating assets and liabilities	83,735	(35,061)
Other operating activities	59,954	9,020
Net cash provided by operating activities	1,053,387	867,314

Cash flows from investing activities:
Net purchases of property and equipment, client contract investments and other	(533,823)	(485,708)
Acquisitions, divestitures and other investing activities	(144,661)	(194,037)
Net cash used in investing activities	(678,484)	(679,745)

Cash flows from financing activities:
Net proceeds of long-term borrowings	(60,575)	36,454
Net change in funding under the Receivables Facility	(13,800)	(82,000)
Payments of dividends	(100,813)	(92,074)
Proceeds from issuance of common stock	28,779	35,705
Repurchase of stock	(100,000)	(749)
Other financing activities	(42,277)	(54,741)
Net cash used in financing activities	(288,686)	(157,405)
Increase in cash and cash equivalents	86,217	30,164
Cash and cash equivalents, beginning of period	152,580	122,416
Cash and cash equivalents, end of period	$238,797	$152,580

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	September 29, 2017
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,517,602	$742,730	$393,792		$3,654,124
Operating Income (as reported)	$164,541	$48,436	$38,085	$(33,160)	$217,902
Operating Income Margin (as reported)	6.54%	6.52%	9.67%		5.96%

Sales (as reported)	$2,517,602	$742,730	$393,792		$3,654,124
Effect of Currency Translation	(6,837)	(17,638)	—		(24,475)
Adjusted Sales (Organic)	$2,510,765	$725,092	$393,792		$3,629,649
Sales Growth (as reported)	1.04%	12.34%	0.70%		3.11%
Adjusted Sales Growth (Organic)	0.77%	9.67%	0.70%		2.42%

Operating Income (as reported)	$164,541	$48,436	$38,085	$(33,160)	$217,902
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	14,127	(413)	—	—	13,714
Share-Based Compensation	107	10	25	14,881	15,023
Severance and Other Charges	4,877	—	—	2,577	7,454
Gains, Losses and Settlements impacting comparability	—	—	—	914	914
Adjusted Operating Income	$183,652	$48,033	$38,110	$(14,788)	$255,007
Effect of Currency Translation	(523)	87	—	—	(436)
Adjusted Operating Income (Constant Currency)	$183,129	$48,120	$38,110	$(14,788)	$254,571

Operating Income Growth (as reported)	17.49%	34.14%	(22.35)%	3.72%	14.23%
Adjusted Operating Income Growth	6.74%	9.02%	(30.49)%	8.29%	0.08%
Adjusted Operating Income Growth (Constant Currency)	6.44%	9.22%	(30.49)%	8.29%	(0.09)%
Adjusted Operating Income Margin (Constant Currency)	7.29%	6.64%	9.68%		7.01%

	Three Months Ended
	September 30, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,491,648	$661,133	$391,043		$3,543,824
Adjusted Sales (Organic)	$2,491,648	$661,133	$391,043		$3,543,824

Operating Income (as reported)	$140,048	$36,108	$49,048	$(34,441)	$190,763
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	17,022	209	(521)	—	16,710
Share-Based Compensation	339	35	32	13,591	13,997
Severance and Other Charges	8,910	7,707	—	4,704	21,321
Gains, Losses and Settlements impacting comparability	5,734	—	6,266	22	12,022
Adjusted Operating Income	$172,053	$44,059	$54,825	$(16,124)	$254,813

Operating Income Margin (as reported)	5.62%	5.46%	12.54%		5.38%
Adjusted Operating Income Margin	6.91%	6.66%	14.02%		7.19%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2017
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$10,231,503	$2,808,191	$1,564,718		$14,604,412
Operating Income (as reported)	$621,864	$136,967	$182,287	$(133,061)	$808,057
Operating Income Margin (as reported)	6.08%	4.88%	11.65%		5.53%

Sales (as reported)	$10,231,503	$2,808,191	$1,564,718		$14,604,412
Effect of Currency Translation	(5,117)	76,897	—		71,780
Effects of Acquisitions and Divestitures	—	(18,563)	—		(18,563)
Adjusted Sales (Organic)	$10,226,386	$2,866,525	$1,564,718		$14,657,629
Sales Growth (as reported)	1.08%	2.87%	0.07%		1.31%
Adjusted Sales Growth (Organic)	1.03%	5.01%	0.07%		1.68%

Operating Income (as reported)	$621,864	$136,967	$182,287	$(133,061)	$808,057
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	58,930	(962)	(383)	—	57,585
Share-Based Compensation	606	436	271	65,776	67,089
Severance and Other Charges	12,230	10,733	1,098	4,267	28,328
Effects of Acquisitions and Divestitures	—	(1,127)	—	—	(1,127)
Gains, Losses and Settlements impacting comparability	(2,988)	—	(1,336)	5,236	912
Adjusted Operating Income	$690,642	$146,047	$181,937	$(57,782)	$960,844
Effect of Currency Translation	(456)	1,763	—	—	1,307
Adjusted Operating Income (Constant Currency)	$690,186	$147,810	$181,937	$(57,782)	$962,151

Operating Income Growth (as reported)	13.82%	6.06%	(6.69)%	6.85%	8.27%
Adjusted Operating Income Growth	5.80%	3.33%	(9.87)%	1.51%	2.32%
Adjusted Operating Income Growth (Constant Currency)	5.73%	4.58%	(9.87)%	1.51%	2.46%
Adjusted Operating Income Margin (Constant Currency)	6.75%	5.16%	11.63%		6.56%

	Fiscal Year Ended
	September 30, 2016
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$10,122,373	$2,729,782	$1,563,674		$14,415,829
Adjusted Sales (Organic)	$10,122,373	$2,729,782	$1,563,674		$14,415,829

Operating Income (as reported)	$546,356	$129,143	$195,346	$(124,531)	$746,314
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	79,916	670	(2,412)	—	78,174
Share-Based Compensation	1,093	222	173	57,870	59,358
Severance and Other Charges	12,070	10,921	2,480	16,265	41,736
Gains, Losses and Settlements impacting comparability	13,325	381	6,266	(6,525)	13,447
Adjusted Operating Income	$652,760	$141,337	$201,853	$(56,921)	$939,029

Operating Income Margin (as reported)	5.40%	4.73%	12.49%		5.18%
Adjusted Operating Income Margin	6.45%	5.18%	12.91%		6.51%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$113,138	$83,344	$373,923	$287,806
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	13,714	16,710	57,585	78,174
Share-Based Compensation	15,023	13,997	67,089	59,358
Severance and Other Charges	7,454	21,321	28,328	41,736
Effects of Acquisitions and Divestitures	—	—	(1,127)	—
Gains, Losses and Settlements impacting comparability	914	12,022	912	13,447
Effects of Refinancing on Interest and Other Financing Costs, net	1,523	—	31,491	31,267
Tax Impact of Adjustments to Adjusted Net Income	(14,445)	(24,444)	(69,039)	(86,929)
Adjusted Net Income	$137,321	$122,950	$489,162	$424,859
Effect of Currency Translation, net of Tax	(319)	—	989	—
Adjusted Net Income (Constant Currency)	$137,002	$122,950	$490,151	$424,859

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$113,138	$83,344	$373,923	$287,806
Diluted Weighted Average Shares Outstanding	252,016	250,135	251,557	248,763
	$0.45	$0.33	$1.49	$1.16
Earnings Per Share Growth (as reported)	36.36%		28.45%

Adjusted Earnings Per Share
Adjusted Net Income	$137,321	$122,950	$489,162	$424,859
Diluted Weighted Average Shares Outstanding	252,016	250,135	251,557	248,763
	$0.54	$0.49	$1.94	$1.71
Adjusted Earnings Per Share Growth	10.20%		13.45%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$137,002	$122,950	$490,151	$424,859
Diluted Weighted Average Shares Outstanding	252,016	250,135	251,557	248,763
	$0.54	$0.49	$1.95	$1.71
Adjusted Earnings Per Share Growth (Constant Currency)	10.20%		14.04%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	September 29, 2017	September 30, 2016

Net Income Attributable to Aramark Stockholders (as reported)	$373,923	$287,806
Interest and Other Financing Costs, net	287,415	315,383
Provision for Income Taxes	146,455	142,699
Depreciation and Amortization	508,212	495,765
Share-based compensation expense(1)	65,155	56,942
Pro forma EBITDA for equity method investees(2)	14,198	14,277
Pro forma EBITDA for certain transactions(3)	18	4,098
Other(4)	36,833	35,436
Covenant Adjusted EBITDA	$1,432,209	$1,352,406

Net Debt to Covenant Adjusted EBITDA
Total Debt	$5,268,488	$5,270,036
Less: Cash and cash equivalents	$238,797	$152,580
Net Debt	$5,029,691	$5,117,456
Covenant Adjusted EBITDA	$1,432,209	$1,352,406
Net Debt/Covenant Adjusted EBITDA	3.5	3.8

(1) Represents compensation expense related to the Company's issuances of share-based awards but does not include the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards.

(2) Represents our estimated share of Covenant Adjusted EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our Covenant Adjusted EBITDA. Covenant Adjusted EBITDA for this equity method investee is calculated in a manner consistent with consolidated Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(4) Other includes organizational streamlining initiatives ($19.4 million for fiscal 2017 and $24.9 million for fiscal 2016), the impact of the change in fair value related to certain gasoline and diesel agreements ($0.4 million loss for fiscal 2017 and $8.3 million gain for fiscal 2016), expenses related to acquisition costs ($2.6 million for fiscal 2017 and $3.9 million for fiscal 2016) and other miscellaneous expenses. "Other" for the twelve months ended September 29, 2017 also includes the estimated impact from natural disasters of $17.0 million ($6.1 million of which relates to asset write-downs). "Other" for the twelve months ended September 30, 2016 also includes property and other asset write-downs associated with the sale of a building of $6.8 million and asset write-offs of $5.0 million.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended
	September 29, 2017	September 30, 2016
Net Cash provided by operating activities	$1,053,387	$867,314

Net purchases of property and equipment, client contract investments and other	(533,823)	(485,708)

Free Cash Flow	$519,564	$381,606
	36.15%